Exhibit 10.01

FITTECH, LLC

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (the “License Agreement”) is entered into effective April 15, 2010 (the “Effective Date’) by and between FitTech, LLC, a Delaware limited liability company with its principal offices at 1900 McKinney, #2711, Dallas, Texas 75201 (the “Licensor”) and NextFit, Inc., f/k/a Wren, Inc., a Nevada corporation with principal offices at 235 West Sego Lily, 2nd Floor, Sandy, Utah 84070 (the “Licensee”).

RECITALS

WHEREAS, as a result of a foreclosure on all of the assets of NextFitness, Inc. (the “Foreclosure”), Licensor is the owner of all prior rights and interests of NextFitness of content used in the development of dynamic and personalized health and fitness audio and/or video workouts featuring celebrities and/or preeminent trainers (the “Distributed Content”).

WHEREAS, as a result of the Foreclosure, Licensor is also the owner of all prior rights and interests of NextFitness or exclusive licensee of all intellectual property embodied in Licensor’s web-based application and has rights, title, and interest in and to content and technology embodied in said application, which application provides subscribers (each a Subscriber, collectively “Subscribers”) with the ability to download or otherwise transfer the Distributed Content using the web-based application (the “Service”).  Licensor desires to grant a global non-exclusive license for all said web-based-application intellectual property and any modifications, improvements, enhancements or upgrades thereto, but not including Distributed Content (the “Application IP”);

WHEREAS, as a result of the Foreclosure, Licensor is also the owner of all prior rights and interests of NextFitness or exclusive licensee of all intellectual property used in Licensor’s portable media player known as the “Keychain Trainer” and has rights, title and interest in and to content and technology embodied therein, which Keychain Trainers are used by Subscribers for the purpose of playing Distributed Content.  Licensor desires to grant a global exclusive license to distribute solely through multi-level marketing/network marketing the Keychain Trainer or any other device dedicated to playing audio files as approved in writing by Licensor (the “Keychain Trainer Distribution Rights”), which approval shall not be unreasonably withheld;

WHEREAS, as a result of the Foreclosure, Licensor is also the owner of all prior rights and interests of NextFitness of the trademarks, service marks, trade names, associated with the Keychain Trainer and the Service, including but not limited to trademarks; service marks, trade names and standard forms, including but not limited to contracts, agreements, warranties, terms of use, instructions, documentation, and the like; whether in paper, electronic, or other form; and Licensor desires to grant a global license to the use of all such trademarks, trade names, associated with all the Licensor’s products and services (collectively, the “Trade IP”);

WHEREAS, Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power to own property and carry on its business as contemplated by this License Agreement;

WHEREAS, NextFit previously was granted a license to the Application IP, Keychain Trainer and Trade IP under the Exclusive License and Distribution Agreement, dated March 4, 2009, with NextFitness, Inc. (the “NextFitness ELDA”), FitTech believes that NextFit has materially breached the NextFitness ELDA by not paying the license fees required under Sections 1(g) and 1(h) of the NextFitness ELDA, NextFit believes that it has not breached the NextFitness ELDA for nonpayment of license fees because it believes that it made sufficient payments to NextFitness for personnel contributions and other services, and FitTech and NextFit agree that their relative positions are irreconcilable and rather than spending the considerable expense that would be required to adjudicate the issue, both agree to terminate the NextFitness ELDA; and

WHEREAS, Licensee desires to obtain and Licensor desires to grant, subject to the terms of this License Agreement:  (a) a global exclusive license for the Keychain Trainer Distribution Rights , (b) a global non-exclusive license to Application IP to the extent it is accessed through the Keychain Trainer, and (c) a global non-exclusive license for the Trade IP (except, that as to the Trade IP associated with the Keychain Trainer as set forth in Exhibit A, which shall be a global exclusive license) for the marketing, selling, and provision of the Keychain Trainer solely through multi-level marketing/network marketing (and such other network marketing as may be expressly agreed in writing between the parties).

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this License Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

NEXTFIT ELDA

FitTech and NextFit hereby terminate the NextFitness ELDA due to irreconcilable differences regarding whether NextFit has materially breached the NextFitness ELDA, and both FitTech and NextFit hereby waive any notice or cure periods under the NextFitness ELDA.   Nothing herein shall be construed to release either NextFitness, Inc. or NextFit of any obligation under the NextFitness ELDA which matured prior to the effective date of such termination or which may continue beyond such termination.

2.

LICENSE

(a) Exclusive Keychain Trainer Distribution Rights.  Subject to the other terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee a global exclusive right and license (subject to the Minimum Royalty Payment, as defined in Section 3(c)) to exploit the Keychain Trainer Distribution Rights by means of multi-level marketing/network marketing (as defined below) only.  For avoidance of doubt, Licensee’s Keychain Distribution Rights are limited to exploitation through multi-level marketing/network marketing. It is understood that Licensee shall be responsible for all manufacturing, warehousing, distribution, order processing, fulfillment, billing, collection, warranties and all other ordinary, customary, and necessary business activities with respect to the Keychain Trainer.

For purposes of this License Agreement, “multi-level marketing/network marketing” means the sale or resale, distribution, or supply of the Keychain Trainer through independent agents, contractors, or distributors and related sales channels utilized by independent agents, contractors, or distributors at different levels wherein such participants may recruit other participants and wherein commissions, cross-commissions, bonuses, refunds, discounts, dividends, or other considerations in the program are or may be paid to participants or recruited participants as a result of the sale of the Keychain Trainer; and further where the participants and recruited participants are compensated based on the sale of the Keychain Trainer and not based on mere recruitment of additional participants.

(b)  Application IP License/License Key.  Subject to the other terms and conditions of this License Agreement, Licensee is hereby granted a global non-exclusive right to distribute the Application IP solely to such Subscribers who will access the Application IP through the Keychain Trainer.  The scope of the license under this Section 2(b) is limited solely to Subscribers accessing the Application IP through the Keychain Trainer and as to which Licensee pays the Licensee Subscriber Fee in Section 3 of this License Agreement.

(i)  Subject to payment of the monthly Licensee Subscriber fee required under Section 3(a), Licensee shall be issued a time-limited License Key enabling use of the Application IP and related software.

(ii) In the event Licensee fails to make payment in full of the Licensee Subscriber Fee as set forth in Section 3, the License Key will expire and access to the Application IP will be disabled automatically.

(iii)  Licensee shall not reverse engineer or circumvent in any manner the software-controlled License Key mechanism.

(c) Trade IP License.

Subject to the other terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee a global non-exclusive license to use the Trade IP (except, that as to use of the Trade IP associated with the Keychain Trainer as set forth in Exhibit A, Licensee shall have an exclusive license subject to remittance of the Monthly Exclusivity Fee in Section 3(c) of this License Agreement) in connection with Licensee’s exploitation of the Keychain Trainer Distribution Rights under this License Agreement.

(d) No Other License or Rights.  Licensee agrees that any and all rights to exploit, distribute, market, or use in any manner or through any method the Application IP, Keychain Trainer or Trade IP are limited to such rights as set forth in this License Agreement.

(e) Keychain Trainer Technical Information.  Licensee shall promptly disclose to Licensor all refinements, modifications, improvements, enhancements, or upgrades to the Keychain Trainer, as well as any new products developed or licensed by Licensee utilizing, embodying, upgrading, enhancing, improving, modifying or refining the Keychain Trainer (“Improvements”).  Further, Licensee acknowledges that Licensor shall own all right, title and interest in and to such Improvements, including without limitation all intellectual property rights relating thereto, and that Licensee shall execute and deliver all documents and instruments as may be required by Licensor to assign any Improvements to Licensor.  Licensee hereby appoints Licensor as its attorney-in-fact with respect to the execution, delivery and/or filing of any documents or instruments requested or required by Licensor to assign and/or demonstrate Licensor’s rights in and to the Improvements.   Licensee acknowledges that, without prior approval of Licensor, the rights granted Licensee under this License Agreement do not extend to any product, device or medium other than the Keychain Trainer

3.

LICENSE FEE

(a) Licensee Subscriber Fee.  In consideration of the rights granted Licensee, and Licensor’s performance of its obligations under this License Agreement, Licensee shall pay Licensor an amount equal to TWO DOLLARS ($2.00) per month for each Subscriber regardless of whether such subscription predates or arises on or after the Effective Date (each a “Licensee Subscriber, collectively, the “Licensee Subscribers”), except that no monthly fee shall be paid for Licensee Subscribers during the first 30 days of Service.  The License Fee per Licensee Subscriber shall be referred to herein as the “Licensee Subscriber Fee.”

(b) Monthly Minimums.  Commencing January 2011, as a condition of the continuation of the rights granted Licensee under this License Agreement, Licensee is required to remit to Licensor total Licensee Subscriber Fees per month (“Monthly Minimum”) as follows:

(i)

TEN THOUSAND DOLLARS ($10,000.00) per month for January 2011 through June 2011.

(ii)

FIFTEEN THOUSAND DOLLARS ($15,000.00) per month for July 2011 through December 2011.

(iii)

TWENTY FIVE THOUSAND DOLLARS ($25,000.00) per month for every month thereafter commencing with January 2012.

(c) Monthly Exclusivity Fee.  Licensee shall have the exclusive license right to exploit the Keychain Trainer and to the Trade IP associated with the Keychain Trainer (as set forth in Sections 2(a) and 2(c)) provided Licensee remits to Licensor total Licensee Subscriber Fees per month as follows (“Monthly Exclusivity Fee”):

(i)

FIFTEEN THOUSAND DOLLARS ($15,000.00) per month for January 2011 through June 2011.

(ii)

THIRTY THOUSAND DOLLARS ($30,000.00) per month for July 2011 through December 2011.

(iii)

FIFTY THOUSAND DOLLARS ($50,000.00) per month for every month thereafter commencing with January 2012.

In the event Licensee fails to pay Licensor the above Monthly Exclusivity Fee under this Section 3(c), but continues to fulfill the Monthly Minimum, the rights of Licensee under Section 2(a) and the limited exclusive rights under Section 2(c) shall no longer constitute an exclusive license and Licensor may extend such rights to any other person or entity.

(d)  Payment of Monthly Licensee Subscriber Fees.  All payments due to Licensor from Licensee under this License Agreement shall be paid to Licensor by wire transfer.  Licensee shall be responsible for all billing and collection of the Licensee Subscriber Fee from all Licensee Subscribers.  Within ten (10) days of the end of each calendar month, Licensee shall pay Licensor the total Licensee Subscriber Fees for such month.  Licensee shall include with the monthly remittance a detailed monthly report setting forth, the total number of Subscribers, the total Licensee Subscriber Fees remitted, and such other information as Licensor shall require to verify the accuracy of the monthly fees remitted to Licensor.

(e)  Lump Sum License Payment.  At any time prior to termination of this License Agreement, Licensee shall have the option to make a one-time cash payment to Licensor in the amount of FOUR MILLION DOLLARS ($4,000,000.00) in exchange for a perpetual global exclusive multi-level marketing/network marketing license as to Keychain Distribution Rights and the non-exclusive right, as set forth in Section 2(b), to distribute the Application IP solely to such Subscribers who will access the Application IP through the Keychain Trainer (the “Lump Sum License Payment”).  In the event of the remittance to Licensor of the Lump Sum License Payment, Licensee shall no longer be required to pay the Licensee Subscriber Fee and Monthly Exclusivity Fee otherwise set forth in Section 3 and will be granted sole ownership of trademarks, service marks and trade names associated with the Keychain Trainer (as set forth in Exhibit A).  It is understood, however, that the Lump Sum License Payment does not give Licensee any ownership interest in, or constitute a transfer to Licensee of, any intellectual property or other assets of Licensor.

4.

 SOFTWARE SUPPORT; HOSTING; FEES

        (a)   Software Support; Fee.  (i) Licensor shall provide one (1) full-time equivalent (FTE) employee or consultant who will serve as a Software Support Engineer (SSE). Subject to available time within such FTE, the SSE will correct material defects in the Software (“Client” Training Center, Keychain Trainer, Modeler, Messaging System and Training Center CS Tool), disconnect Integrated Systems (InfoTrax, DataTrax and CMS) from the Software and Service and train an employee designated by Licensee to assume obligations for support of the Service.  Licensee acknowledges and agrees the Licensor may, at Licensor’s sole discretion, subcontract the Software Support services described in this Section to another entity.   Licensee shall pay Licensor the following fees for Software Support:

I.

SIX THOUSAND DOLLARS ($6,000.00) on April 16, 2010, covering Software Support for the period from April 19, 2010 through April 30, 2010.

II.

FIFTEEN THOUSAND DOLLARS ($15,000.00) on May 1, 2010, covering Software Support for May 2010.

III.

FIFTEEN THOUSAND DOLLARS ($15,000.00) on May 15, 2010, as a security deposit to ensure payment of the Software Support Fee.

IV.

FIFTEEN THOUSAND DOLLARS ($15,000.00) on the 1st day (or the first business day thereafter) of each month to cover Software Support for the proceeding calendar month.

(iii)  In the event Licensee fails to make any of the above payments, Licensor shall have the right to immediately terminate any and all Software Support.  In the event that Licensee fails to pay the monthly fee for the Software Support, Licensor has a right to retain the security deposit in Section 4(a)III, or a pro rata portion thereof, based on the number of days of Software Support provided by Licensor at a rate of Five Hundred Dollars ($500.00) per day.

(iv) Upon Licensee’s election to self-support software servicing, Licensor shall provide Licensee with object code for the Application IP, which includes the “Client” Training Center, Keychain Trainer, Modeler, Messaging System, and Training Center CS Tool.

        (b)  Hosting Services.  At Licensee’s option, Licensor will provide hosting for the Software, including system support and monitoring, for a fee of FIVE THOUSAND DOLLARS ($5000.00) per month, which must be paid in advance to Licensor.  Licensor shall have a right immediately to terminate hosting in the event of Licensee’s failure to pay the hosting fee.

5.

 LIMITATION ON LIABILITY/AS IS LICENSE

(a)  “As Is” License.  Licensee understands and agrees that the Application IP, Keychain Trainer Distribution Rights, Trade IP, Software Support, Hosting (if any), and any other rights or services provided by Licensor under this License Agreement are strictly on an AS IS basis with no representations or warranties made with respect thereto.  LICENSEE EXPRESSLY AGREES THAT LICENSOR NOR ANY OF ITS EMPLOYEES, SHAREHOLDERS/MEMBERS, CONSULTANTS, DIRECTORS, OFFICERS, OR AGENTS, WARRANT ANY OF THE RIGHTS GRANTED OR SERVICES PROVIDED UNDER THIS LICENSE AGREEMENT, NOR DO THEY WARRANT OR REPRESENT THAT SUCH RIGHTS OR SERVICES WILL BE UNINTERRUPTED OR ERROR FREE.  FURTHER, LICENSOR, ITS EMPLOYEES, SHAREHOLDERS/MEMBERS, CONSULTANTS, DIRECTORS, OFFICERS, AND AGENTS SHALL NOT BE HELD RESPONSIBLE IN ANY WAY OR BY ANY MEANS, EITHER DIRECTLY OR INDIRECTLY, FOR INTERRUPTION OR INABILITY TO UTILIZE THE RIGHTS OR SERVICES HEREUNDER NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE THEREOF.  THE LICENSED RIGHTS AND THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES AS TO ACCURACY OF INFORMATION, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT OR OTHERWISE WITH REGARD TO THE LICENSED RIGHTS, PRODUCTS OR SERVICES OR WITH REGARD TO THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION, OR MODIFICATION UNDER THE LAWS APPLICABLE. NEITHER LICENSOR NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, OR DELIVERING THE RIGHTS OR SERVICES HEREUNDER SHALL BE LIABLE FOR ANY DIRECT, INDIRECT (INCLUDING WITHOUT LIMITATION LOST PROFITS), INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE LICENSED RIGHTS AND SERVICES HEREUNDER, USE OR INABILITY TO USE SUCH OR OUT OF ANY BREACH OF ANY WARRANTY, AND LICENSEE HEREBY WAIVES ANY CLAIMS WITH RESPECT THERETO, WHETHER BASED ON CONTRACTUAL, TORT OR OTHER GROUNDS, EVEN IF LICENSOR, ITS EMPLOYEES, SHAREHOLDERS/MEMBERS, CONSULTANTS, DIRECTORS, OFFICERS, OR AGENTS, HAVE BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

(b)  Without in any manner limiting the scope of the limitations in Section 5(a), Licensee also expressly agrees that Licensor makes NO representation or warranty:

(i)

as to ownership, rights or status of any patent, copyright, trademark, service mark or any other intellectual property rights or applications relating to the Distributed Content, Application IP or Trade IP;

(ii)

that it will maintain, take any measures or make any filings, to maintain, defend or pursue any patent, copyright, trademark, service mark or any other intellectual property rights, applications, claims or causes of action relating to the Distributed Content, Application IP or Trade IP;

(iii)

that it has obtained any licenses that may be required or that it has the right to use any music content that Subscriber may access in connection with the Service or the Distributed Content;  and

(iv)

that the person or persons, including without limitation, the trainers, that appear in the Distributed Content have granted any license or other right to use their appearance and likeness in the Distributed Content or that any monies, fees or royalties owed or payable to such person or persons will be paid or have been paid.

6.

ADDITIONAL OBLIGATIONS OF LICENSEE

(a)  Quality Control.  Licensee agrees that it shall maintain a high standard of quality with respect to the use of the Keychain Trainer, Application IP, Trade IP, and other rights licensed hereunder, including but not limited to the packaging for the Keychain Trainer, and any depictions of or marketing and advertising for the Keychain Trainer and/or the Service.

(b) Regulatory Compliance.  Licensee acknowledges that from time to time during the term of this License Agreement, it may be required to obtain certain license, label, and packaging approvals for the Keychain Trainer, from the appropriate regulatory authorities worldwide.  Licensee shall obtain and maintain all such licenses and approvals at its own expense.  Licensor will provide information (as available) to Licensee, subject to reasonable request, for the obtainment of such licenses and approvals.

(c) Reporting of Negative Events.  If Licensee, at any time, has a reasonable basis to believe that any act or occurrence related to the Keychain Trainer, the Service, or the parties to this License Agreement presents or has presented any threat to public health or safety or otherwise are likely to draw negative attention from any governmental agency, consumer or environmental group, media or other organization or any individual (any or such occurrences being an “Event”), Licensee shall immediately notify Licensor of the facts giving rise to such belief or suspicion.  In all such cases, the parties will closely coordinate with each other with respect to any actions they might take or permit and with respect to all public statements either party might make regarding the Event, and shall, after consultation with each other, follow all agreed plans with respect thereto.

(d) Maintenance of Keychain Trainer and Service Complaint Records.   Licensee agrees to maintain all records relating to consumer and subscriber complaints and litigation relating to the Keychain Trainer and Service and shall make such records available to Licensor for inspection upon (3) days notice following Licensor’s request. Such records shall be maintained for at least two (2) years after the matter to which they pertain is closed.  All records provided under this Section shall be considered to be confidential information subject to the provisions of this License Agreement.

(e)  Expenses to Support Keychain Trainer.  All expenses associated with providing the Services and to support the Keychain Trainer shall be the sole responsibility of Licensee, including without limitation, music licensing, fees to trainers, and other fees related to the Distributed Content.

(f)  Late Payments.  Any amounts owed to Licensor by Licensee which have not been remitted to Licensor on such dates or such time as required under this License Agreement shall be subject to a service charge at the lower of the rate of one and one-half of percent (1.5%) per month or the maximum rate permitted by law.

(g)  Audit Rights.  Licensee shall keep: (i) complete, accurate and up-to-date records concerning Subscribers; and (ii) upon five (5) days notice, Licensee shall allow an independent accountant or a representative of Licensor to inspect and take copies of the relevant agreements, accounts and records, no more than twice a year at Licensor’s expense; provided, however, that in the event of any discrepancy or error exceeding five percent (5%) of the money actually due Licensor is found through the audit, the cost of the audit shall be borne by Licensee and Licensor shall still be entitled to conduct two (2) additional audits during the calendar year.

(h)  Trainers.  Licensee is obligated to ensure that it has any and all contracts and agreements with trainers (including copyright or other intellectual property rights) necessary to market, distribute and utilize the Distributed Content; and further Licensee shall be responsible for payment of any and all fees, royalties and the like as required under such agreements with the trainers.  However, any agreements or contracts with a trainer shall, at the option of the trainer, expressly exempt the application of any   exclusivity or restrictions imposed on trainer with respect to Licensor.

(i)  Music Content.  To the extent that the Distributed Content has any music content or Subscriber can access any music content with the Service, Licensee shall be obligated to obtain any licenses and rights (including any copyright, mechanical or similar license) necessary to distribute such content.

(j)  Compliance with Law; Multi-level/Network marketing.  Licensee represents and warrants that it shall comply with all laws and regulations of any applicable jurisdiction with respect to the marketing, distribution and sale of the Keychain Trainer and the exercise of the Keychain Trainer Distribution Rights.  Further, Licensee represents and warrants that it will comply with all laws and regulations of any applicable jurisdiction relating to multi-level/network marketing of products, goods and services.

7.

INFRINGEMENT BY THIRD PARTIES

(a) Notification of Infringement.  Should Licensor or Licensee become aware of any infringement or alleged infringement of any intellectual property including patents, trademarks or other intellectual property relating any portion of the Application IP, Keychain Trainer Distribution Rights, or the Trade IP or any other infringement or violation of the intellectual property rights including moral rights) or trade secrets relating to the Application IP, the Keychain Trainer Distribution Rights, or the Trade IP, that party shall immediately notify the other party in writing of the name and address of alleged infringer, the alleged acts of infringement, and any available evidence of infringement.

(b) Enforcement of Rights.   Licensor shall have the right, but not the obligation, for enforcing any patent rights or other intellectual property rights (including moral rights), or trade secret rights relating to the Application IP, the Keychain Trainer Distribution Rights, or the Trade IP against any third parties and may, at its sole option, bring legal action against such third parties to enforce such rights.  Licensee shall have the right, but not the obligation to join Licensor in any such enforcement action.  If Licensor fails to take action against any such third parties within thirty (30) days of said notification, Licensee may, at its option and sole expense, bring legal action against such third parties in the name of Licensee and/or Licensor to enforce such rights as Licensee has under this License Agreement.  In the event that such litigation results in a damage award favoring the party bringing action to enforce any such rights, such a damage award shall be the property of the party that pursued such litigation.

8.

INDEMNIFICATION

(a)  Indemnification by Licensee.  Licensee shall, at its expense, indemnify, defend and hold harmless Licensor, its shareholders/members, employees, directors, officers and agents (each, a “Licensor Indemnified Person”) from and against any and all claims, causes of action, damages, awards, expenses and costs (including without limitation, attorney’s fees), of any nature made or lawsuits or other proceedings filed or otherwise instituted against any Licensor Indemnified Person arising from or relating to any breach by Licensee of any of its representations, warranties or obligations hereunder.   Licensee shall be responsible for and shall pay all costs and expenses related to such claims and lawsuits for which it shall indemnify the Licensor Indemnified Person, including, but not limited to, the payment of all attorneys’ fees and costs of litigation, defense and/or settlement of same.

(b)  Indemnification by Licensor.  Licensor shall, at its expense, indemnify, defend and hold harmless Licensee, its shareholders/members, employees, directors, officers and agents (each, a “Licensee Indemnified Person”) from and against any and all claims, causes of action, damages, awards, expenses and costs (including without limitation, attorney’s fees), of any nature made or lawsuits or other proceedings filed or otherwise instituted against any Licensee Indemnified Person arising from or relating to any breach by Licensor of any of its representations, warranties or obligations hereunder.   Licensor shall be responsible for and shall pay all costs and expenses related to such claims and lawsuits for which it shall indemnify the Licensee Indemnified Person, including, but not limited to, the payment of all attorneys’ fees and costs of litigation, defense and/or settlement of same.

 (c)  Indemnification Procedures.  In claiming any Indemnification hereunder, the Indemnified Person shall promptly provide the indemnifying party with written notice of any claim that the Indemnified Person believes falls within the scope of the foregoing paragraph. The Indemnified Person may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying person shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the Indemnified Person shall not be final without the Indemnified Person’s written consent.

9.

TERM AND TERMINATION

(a)  Term.  The term of this License Agreement shall commence on the Effective Date and continue in effect perpetually unless sooner terminated as provided below (the “Term’).

(b)  Termination of Exclusive Keychain Trainer Distribution Rights by Licensor.  Licensor shall have the right to terminate the exclusive status of the Keychain Trainer Distribution Rights upon written notice to Licensee that it has failed to pay or satisfy the Monthly Exclusivity Fee under Section 3(c) of this License Agreement, and such breach is not cured within ten (10) days after Licensor has delivered to licensee written notice of its intent to terminate the Agreement.

(c) Termination of License Agreement by Licensor.  Licensor shall have the right to terminate all of the rights granted Licensee under this License Agreement upon written notice to Licensee (i) if Licensee fails to pay or satisfy any Monthly Minimum under Section 3(b), if Licensee materially defaults in performing any at its other obligations under this License Agreement, if Licensee becomes insolvent, or if a proceeding is commenced by or against Licensee seeking liquidation, bankruptcy, reorganization, conservatorship or other similar relief with respect to Licensee or its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or similar official with respect to Licensee and/or a substantial portion of its assets, and (ii) such breach is not cured within ten (10) days after Licensor has delivered to licensee written notice of its intent to terminate the Agreement.

(d) Termination of License Agreement by Licensee.  Licensee shall have the right to continue it rights under the terms and conditions of this License Agreement or terminate this License Agreement if Licensor materially defaults in performing any of its obligations hereunder, or if Licensor becomes insolvent, or if a proceeding is commenced by or against Licensor seeking liquidation, reorganization, conservatorship or other relief with respect to Licensor or its assets under any bankruptcy, insolvency, or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to Licensor and/or a substantial portion of its assets, and such material breach is not cured, or such proceeding is not dismissed within sixty (60) days after Licensee has delivered written notice to Licensor of its intent to terminate this License Agreement.

 (e) Effect of Termination by Licensor.  (i)  In the event of a termination by Licensor, the Keychain Trainer Distribution Rights, the Application IP rights in connection with the Keychain Trainer, Trade IP and any and all other rights granted to Licensee under this License Agreement shall immediately cease without the need or requirement of Licensor to seek a court order terminating such rights.  (ii) Further, the License Key as set forth in Section 2(b)(ii) will expire and the Application IP and related software will cease to function automatically.  (iii) Licensee acknowledges that no damages or award under law would be adequate in the event of breach of this Section 9(c) and that any breach of will cause irreparable and continuing harm to Licensor and therefore Licensor shall have a right to equitable relief (including without limitation injunctive relief), without the posting of any bond, to enforce the immediate termination of the rights granted Licensee under this License Agreement.

(f) Effect of Termination by Licensee.  In the event of termination of this License Agreement by Licensee for any permissible reasons under Section 9(d), the License Agreement shall be deemed terminated finally and shall cease to exist, except as to any payment obligations outstanding under Section 3. Licensee shall have no right to continue to use the licensed rights beyond the date of termination of this License Agreement.  Further, Licensee waives any rights under section 352(n) of the U.S. Bankruptcy Code, as amended, or any other similar law or rights.

10.

TAXES, GOVERNMENT APPROVALS

(a) Taxes.  Licensee shall be solely responsible for the payment and discharge of any taxes, duties or withholdings relating to any transaction of Licensee in connection with the exploitation of the rights granted under this License Agreement.   Licensor is solely responsible for any, and all taxes and fees relating to all amounts paid to Licensor by Licensee hereunder.

(b) Government Approvals.  Licensee shall, at its expense and cost, be responsible for obtaining any approvals, authorizations, or validations relating to the exploitation and marketing of the rights granted Licensee under this License Agreement as required under applicable jurisdictional laws or otherwise, including without limitation, authorization for the remittances hereunder from the appropriate governmental authorities.

11.

EMPLOYEE RELEASES

As a condition of commencement of the License rights granted Licensee under this License Agreement, Licensee shall enter into agreements with its employees and consultants, who are no longer employed by Licensee as of the Effective Date, releasing them from any obligation or limitations on each employee’s right to engage in a business, employment or consulting relationship with Licensor, its subsidiaries, affiliates  or assignees, utilizing the intellectual property of Licensor (“Employee Release”); provided, however that the Employee Release shall not be required to include any release or waiver by Licensee as to intellectual property owned or developed by Licensee that does not incorporate the intellectual property of Licensor.

12.

INDEPENDENT CONTRACTORS

This License Agreement creates no relationship of partnership, joint venture, employment, franchise or agency between the parties. This License Agreement shall not constitute the designation of either party as a representative or agent of the other, nor shall either make any promise, guarantee, warranty, or representation, or assume to create, or incur any liability or other obligation of any kind, express or implied, against the other party.

13.

CONFIDENTIALITY

The terms of this License Agreement shall be considered confidential and shall not be disclosed by either party, except in the event of a Change of Control or negotiation of a Change of Control as defined in Section 14(e). Any information disclosed by either party to the other pursuant to this License Agreement, except as set forth below, shall not be disclosed or used by the receiving party other than as expressly authorized herein without the prior written consent of the disclosing party, which consent may be withheld by the disclosing party in its sole and absolute discretion.  The foregoing obligation of confidentiality shall not apply to information which (a) was publicly available at the time of the disclosure to the receiving party; (b) subsequently becomes publicly available through no fault of the receiving party; (c) is rightfully acquired by the receiving party, subsequent to disclosure by the other party from a third party who is not in breach of a confidential relationship with regard to such information; (d) is independently developed by the receiving party solely through the efforts of individuals who did not have access to the confidential information, as evidenced by the receiving party’s written records; or (e) is required to be made public by court order, law or regulation, provided that the disclosing is notified as soon as practicable prior to such compelled disclosure in order to contest same.

14.

GENERAL PROVISIONS

The following general provisions shall apply to this License Agreement:

(a) Notices.  All notices which are required or may be given pursuant to this License Agreement shall be in writing and deemed to occur upon delivery if personally served, or five (5) business days after mailed by Registered, Certified or Express mail, postage prepaid, or upon delivery if by reputable overnight courier, as follows (or at such other address as any party hereto shall have designated by notice in writing to the other parties hereto):

To Licensor:

FitTech, LLC

1900 McKinney, #2711

Dallas, Texas 75201

With a required copy to:  Jeffrey W. Berkman, Esq. by fax: 212-208-0991

To the Licensee:

NextFit, Inc.

235 West Sego Lily, 2nd Floor

Sandy, Utah 84070

(b) Waivers.    No action taken pursuant to this License Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this License Agreement.  The waiver of any party hereto of a breach of any portion of this License Agreement shall not operate or be construed as a waiver of any subsequent breach.

(c) Survival.   All warranties, representations, agreements, covenants and provisions shall survive termination of this License Agreement, except as to those rights licensed to Licensee under this License Agreement.

(d) Applicable Law/Venue/Process.  This License Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of Texas, without regard to conflict of laws principles thereof.  In the event of any dispute, claim, litigation or proceeding under or relating to this License Agreement or the transaction contemplated herein, the parties agree to the exclusive venue of the State and Federal Courts having jurisdiction for Dallas County, Texas.  Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the party at the address set forth on the signature pages to this License Agreement, such service to become effective (15) business days after such mailing.  Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over or to bring actions, suits or proceedings against any other parties hereto in such other jurisdictions, and in such manner, as may be permitted by any applicable law.

(e)  Assignment.  This License Agreement may not be assigned by Licensee without written consent of Licensor.  Licensor shall have a right to assign this License Agreement in the event of the sale or all or substantially all of the assets or intellectual property of Licensor or of a majority of the membership/stock of Licensor (“Change of Control”); provided that any other assignment by Licensor shall be subject to the consent of Licensee, which consent shall not be unreasonably withheld.

(f) Amendments.  This License Agreement may not be modified or amended, except by instrument or instruments in writing, signed by the parties hereto.

(g) Severability.  Any term or provision of this License Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this License Agreement or affecting the validity or enforceability of any of the terms or the provisions of this License Agreement in any other jurisdiction.

(h) Time of the Essence. Time is of the essence in the performance of each and every obligation and covenant imposed by this License Agreement.

(i) Binding Effect, Benefits.    This License Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; nothing in this License Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this License Agreement.

(j) Force Majeure.  Neither Licensor nor Licensee shall be responsible for any failure to fulfill its obligations due to causes beyond its reasonable control, including without limitation, acts or omissions of government or military authority, acts of God, acts of terrorism, materials shortages, transportation delays, fires, floods, labor disturbances, riots, wars, or inability to obtain any export or import license or other approval of authorization of any government authority.

(k) Effect of Headings.  The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

(l) Attorneys’ Fees.   If a dispute shall arise under this License Agreement, the substantially prevailing party shall be awarded reasonable attorney fees and costs in any suit, action or proceeding, including trial, arbitration, mediation, or appeal, as awarded by the court, arbiter or mediator.

 (m) Expenses.  Except as provided elsewhere in this License Agreement, all legal, accounting, and other miscellaneous expenses incurred in connection with this License Agreement and the performance of the various provisions of this License Agreement shall be paid by the party who incurred the expense.

(n) Entire Agreement.  This License Agreement, including the Exhibits hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof or thereof.

(o) Counterparts.  This License Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which together shall constitute one and the same instrument.

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[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by and through their respective undersigned duly authorized representatives, have caused this License Agreement to be executed as of the Effective Date.

LICENSOR:

LICENSEE

FITECH, LLC

NEXTFIT, INC.

f/k/a Wren, Inc.

 /s/ Mark Trieb

 /s/ Teri Sundh

Mark Trieb,

Teri Sundh

President

CEO

EXHIBIT A

TRADE IP EXCLUSIVITY

Exclusive License for Trade IP associated with the Keychain Trainer will include:

Full use of trade dress, trademarks, copyright, and design for NextFit Keychain Trainer and Keychain Trainer.